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[SIGNATURE]
                         EXHIBIT I
                         _________

         AGREEMENT TO FURNISH INFORMATION DEFINING
         _________________________________________

                 THE RIGHTS OF DEBT HOLDERS
                 __________________________

Securities and Exchange Commission
450 Fifth Avenue
Washington, D.C. 20549

Subject: IBM Credit Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 1997 - File No. 1-8175


Ladies and Gentlemen:

   IBM Credit Corporation (the Company) including its subsidiaries does not have outstanding any instrument other than the Indenture dated January 15, 1989, as filed electronically as Exhibit No. 4 to Form S-3 with the
Securities and Exchange Commission on April 3, 1989, defining the rights of the holders of its long-term debt under which the total amount of securities authorized exceeds 10 percent of the total assets of the Company and its subsidiaries on a consolidated basis.

   In accordance with paragraph (b)(4)(iii) of Item 601 of Regulation S-K, the Company hereby agrees to furnish to the Securities and Exchange Commission, upon request, a copy of each instrument that defines the rights of the holders of its long-term debt.

                                 Very truly yours,
                                 IBM CREDIT CORPORATION

                               By: /s/Kimberly A. Kispert
                                   _____________________________
 Date:  March 27, 1998            (Kimberly A. Kispert)
                                   Vice President, Finance
                                   and Chief Financial Officer

















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